Debt Transfer Agreement

THIS DEBT TRANSFER AGREEMENT (“Agreement”) is entered into as of this 31st day of December 2022 by and between:

WISeKey International Holding AG, a limited liability company duly organized and existing under the laws of Switzerland, with its registered address at General-Guisan-Strasse 6, CH-6300 Zug, Switzerland as lender (“Lender”);, and

WISeKey Semiconductors SAS (formerly known as Vault-IC France), a French société par actions simplifiée à associé unique with its principal place of business located at rue de la Carrière de Bachasson, Arteparc Bachasson – Bâtiment A, 13590 Meyreuil, France (“Borrower”).

WITNESSETH:

WHEREAS, the Borrower currently owes a balance of USD 283,754 to the Lender relating to management fees for services provided by the Borrower during the period from 1 January 2022 to 30 June 2022.

The Borrower’s financial position is such that it will not be able to pay these invoices in the foreseeable future and requires additional financial support from the Lender.

The Lender is the ultimate parent undertaking of the Borrower and the Borrower has requested the Lender to extend to the Borrower a loan in the principal amount of USD 283,754 (“Principal Amount”), and the Borrower has requested that the Lender allocate these funds directly against the balance owed to the Lender to act as settlement of the outstanding intercompany invoices. The Lender has agreed to extend to the Borrower the loan so requested by the Borrower and to apply the funds as requested by the Borrower.

NOW, THEREFORE, it is hereby agreed as follows:

1.	Loan

1.1	Subject to the approval of the foreign exchange authorities on the loan specified hereunder, the Lender shall extend to the Borrower the Principal Amount on 31st day of December 2022, or such other later date as agreed by the Lender and the Borrower (“Drawdown Date”).

1.2	In this Agreement, “Loan” shall mean the outstanding balance from time to time of the loan provided to the Borrower by the Lender.

1.3	The Lender shall transfer the Principal Amount directly to the Borrower on behalf of the Borrower on the Drawdown Date.

2.	Interest, Default Interest and Costs

2.1	Interest shall accrue on the Loan at the rate of three percent (3%) per annum (“Interest Rate”).

2.2	Interest on the Loan at the Interest Rate shall be payable on the Repayment Date (as defined below).

3.	Repayment

3.1	The repayment of the Loan shall be made on or around 31 December 2024 or at such other date as agreed between the Borrower and the Lender (the “Repayment Date”).

4.	Term of the Agreement

4.1	The term of this Agreement shall commence on the date first set forth above and shall be effective until payment in full of all principal, interest and other sums payable by the Borrower hereunder.

5.	Amendment

5.1	No amendment, alterations or modifications hereto shall be effective unless made in writing and executed by both parties.

6.	Entire Agreement

6.1	This Agreement states the entire understanding of the parties with respect to its subject matter and supersedes all previous representations, understandings or agreements, whether oral or written, by or between the parties with respect to the subject matter hereof.

7.	Governing Law and Jurisdiction

7.1	This Agreement shall be governed by and construed in accordance with the laws of Switzerland. The parties irrevocably agree that the Courts of Geneva shall have jurisdiction in relation to any dispute or controversy arising out of or in respect of this Agreement.

8.	Notices

8.1	All written notices, requests, demands, and other communications under this Agreement or in connection herewith shall be in the English language and be deemed to be properly served if sent by registered mail or by facsimile transmission (with confirmed transmission receipt) or by delivery by hand to them at their respective addresses set forth above.

Any notices sent by registered mail shall be deemed to have been given five days after dispatch. Any notices given by facsimile transmission as aforesaid shall be deemed to have been given upon dispatch. Any notices delivered by hand delivery shall be deemed to have been given on the date such delivery is made. Either party may change the address at any time by written notice to the other party.

9.	Remedies and Waivers

9.1	No failure to exercise, nor any delay in exercising, on the part of either the Lender or the Borrower, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

10.	Counterparts and Language

10.1	This Agreement is written in English and executed in two counterparts, each of which shall be deemed an original. In case of conflict, the English text of this Agreement shall prevail over any translation thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

WISeKey International Holding AG

By: /s/ Carlos Moreira

Name: Carlos Moreira

Title: CEO

By: /s/ Peter Ward

Name: Peter Ward

Title: CFO

WISeKey Semiconductors

By: /s/ Peter Ward

Name: Peter Ward

Title: President

By: /s/ Bernard Vian

Name: Bernard Vian

Title: General Manager